Rocket Fuel Reports Record Revenue in
the Fourth Quarter and Full Year 2013

Fourth Quarter Revenue, Gross Profit, and Active Customers All More Than Doubled
Year Over Year

REDWOOD CITY, California - February 20, 2014 - Rocket Fuel Inc. (NASDAQ: FUEL), a leading provider of artificial intelligence and big data solutions for digital advertising, today reported financial results for the fourth quarter and year ended December 31, 2013.

“Rocket Fuel continued to deliver excellent results for advertisers in the fourth quarter, with all financial metrics coming in slightly ahead of the estimated ranges we provided in January. Our full year 2013 revenue of $240.6 million represented 126% growth over 2012, and we achieved our first full year of positive Adjusted EBITDA results as our technology investments powered gross margin expansion while we demonstrated operating leverage in sales and marketing” said George John, Chairman and CEO of Rocket Fuel. “We ended 2013 with more than double the active customer base from 2012 and advertisers are increasingly using Rocket Fuel for multi-channel campaigns, demonstrated by the 721% growth of mobile, social, and video channel revenue versus Q4 2012, which comprised 32% of our total revenue in Q4 2013. As marketers’ demand for serious results grows, so does Rocket Fuel’s opportunity, and the disruptive power of our artificial intelligence-driven solutions enable us to take share within the rapidly growing global digital advertising market.”

Financial and Business Highlights for the Fourth Quarter of 2013

Revenue of $85.6 million increased 113% compared to $40.1 million for the fourth quarter of 2012.
Revenue less media costs1 of $49.6 million increased 148%, compared to $20.0 million for the fourth quarter of 2012, growing to 58% of revenue for the current quarter.
Gross Profit of $41.6 million increased 144% compared to $17.1 million over the prior year period representing a Gross Margin improvement to 49% from 43%, a 601 basis point expansion.
Net Loss was $(2.2) million, or $(0.07) per diluted share, as compared to a net loss of $(5.9) million, or $(0.72) per diluted share in the fourth quarter of 2012. Adjusted net income1 for the quarter was $2.4 million, or $0.06 per diluted common share, as compared to adjusted net loss of $(1.9) million, or $(0.23) per diluted share in the fourth quarter of 2012.
Adjusted EBITDA1 income was $5.3 million compared to a loss of $(1.3) million in the fourth quarter of 2012.
Other channels revenue which includes revenue from delivery of digital advertising to mobile, social, and video channels of $27.4 million increased by 721% compared to $3.3 million for the fourth quarter of 2012 and quadrupled from 8% to 32% as a percentage of revenue from the prior year period. Mobile was the largest component of other channels revenue, at 19% of revenue in the fourth quarter of 2013.
Active customer count expanded to 1,224, up from 536 in the fourth quarter of 2012.

Financial and Business Highlights for the Fiscal Year ended December 31, 2013

Revenue of $240.6 million increased 126% compared to $106.6 million for the year ended December 31, 2012.
Revenue less media costs1 of $137.0 million increased 145%, compared to $55.9 million for the year ended December 31, 2012, growing to 57% of revenue for the current year.
Gross Profit of $115.1 million increased 147% compared to $46.6 million over the prior year period representing a Gross Margin improvement to 48% from 44%, a 413 basis point expansion.

Net Loss was $(20.9) million, or $(1.38) per diluted share, as compared to a net loss of $(10.3) million, or $(1.29) per diluted share for the year ended December 31, 2012. Adjusted net loss1 for the year was $(5.4) million, or $(0.35) per diluted common share, as compared to adjusted net loss of $(4.7) million or $(0.59) per diluted share for the year ended December 31, 2012.
Adjusted EBITDA1 income was $0.3 million compared to a loss of $(3.0) million in the year ended December 31, 2012.
Other channels revenue which includes revenue from delivery of digital advertising to mobile, social, and video channels of $57.8 million increased by 577% compared to $8.5 million for the year ended December 31, 2012 and tripled from 8% to 24% as a percentage of revenue from the prior year period.
Employee headcount increased by 330 in the year 2013 to a total 619 as of December 31, 2013.
Cash and cash equivalents as of December 31, 2013 were $113.9 million. Rocket Fuel received net proceeds from its IPO of $103.3 million during 2013. Subsequently in February 2014, Rocket Fuel received net proceeds from its follow-on offering of $116.5 million.
Total debt was $26.8 million as of December 31, 2013.

1 Revenue less media costs, adjusted net income/(loss), and adjusted EBITDA income/(loss) are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliations at the end of this release.

Business Outlook

“Our robust revenue growth and continued focus on operational efficiency puts us on a strong trajectory for 2014,” said J. Peter Bardwick, CFO of Rocket Fuel. “We have significantly strengthened our balance sheet which increases our ability to gain advantages within a fragmented, rapidly growing market. We believe that continued investment in talent, technology and infrastructure will enable us to continue to increase market share while expanding our total available market opportunities through new channels, products and geographies.”

Rocket Fuel reiterated its first quarter and full year outlook as follows:

First Quarter 2014

•	Revenue in the range of $73.0 million to $76.0 million

•	Adjusted EBITDA in the range of $(9.0) million to $(7.5) million

Fiscal Year 2014

•	Revenue in the range of $420.0 million to $435.0 million

•	Adjusted EBITDA in the range of $3.0 million to $6.0 million

Conference Call and Webcast Information

The Rocket Fuel fourth quarter and year end 2013 teleconference and webcast is scheduled to begin at 2:00 PM Pacific time on Thursday, February 20, 2014. To participate on the live call, analysts and investors should dial 1-877-941-4774 at least ten minutes prior to the call. Rocket Fuel will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s web site at www.rocketfuel.com.

Use of Non-GAAP Measures

This press release includes information relating to revenue less media costs, adjusted net income/(loss), and adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.

We define revenue less media costs as GAAP revenue less media costs. Media costs consist of costs for advertising impressions we purchase from real-time advertising exchanges or other third parties. A limitation of revenue less media costs is that it is a measure designed for internal purposes that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that have similar business arrangements but present the impact of media costs differently. Our management compensates for this limitation by also considering the comparable GAAP financial measures of revenue, cost of revenue, and total operating expenses.

We define adjusted net income/(loss) as GAAP net income/(loss) excluding stock-based compensation expense and change in fair value of convertible preferred stock warrant liability, net of estimated tax. A limitation of adjusted net income/(loss) is that it is a measure that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that define adjusted net income/(loss) differently. This measure may also exclude expenses that may have a material impact on Rocket Fuel’s reported financial results. Our management compensates for these limitations by also considering the comparable GAAP financial measure of net income/(loss).

We define adjusted EBITDA as net income before income tax (expense) benefit, interest expense, net, depreciation and amortization (excluding amortization of internal use software), stock-based compensation expense and change in fair value of convertible preferred stock warrant liability. Adjusted EBITDA has a number of limitations as an analytical tool including the following:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
•adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•other companies, including those in the Company's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, our management considers adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income/(loss) and the Company's other GAAP results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation of Revenue to Revenue Less Media Costs”, “Reconciliation of Net Loss to Adjusted Net Loss” and "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP.

Forward-Looking Statements

This press release includes “forward-looking statements” including, without limitation, statements regarding Rocket Fuel’s forecasted financial results for 2014, anticipated growth opportunities in mobile, social and video channels, products and geographies, growth in market share, projected growth of the digital advertising industry generally, and planned investments in talent, technology and infrastructure. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation, our limited operating history, particularly as a relatively new public company; risks associated with our rapid growth, particularly outside of the U.S.; our potential inability to realize value from significant investments in our business; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the caption “Risk Factors,” in our prospectus filed with the Securities and Exchange Commission on January 31, 2014 pursuant to Rule 424(b) under the Securities Act. These forward-looking statements are made as of February 20, 2014 and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

About Rocket Fuel

Rocket Fuel delivers a leading programmatic media-buying platform at Big Data scale that harnesses the power of artificial intelligence (AI) to improve marketing ROI in digital media across web, mobile, video, and social channels. Rocket Fuel powers digital advertising and marketing programs globally for customers in North America, Europe, and Japan. Customers trust Rocket Fuel's Advertising That Learns ® platform to achieve brand and direct-response objectives in diverse industries from luxury cars to groceries to retail. Rocket Fuel currently operates in 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol "FUEL." For more information, please visit http://www.rocketfuel.com or call 1-888-717-8873.

Investor Relations:
Alex Wellins
The Blueshirt Group
(415) 217-5861
ir@rocketfuel.com

Rocket Fuel and Advertising That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

Rocket Fuel Inc.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)

	December 31,
	2013	2012
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$113,873	$14,896
Accounts receivable, net	90,502	47,333
Deferred tax assets	207	334
Prepaid expenses	2,164	962
Other current assets	3,962	253
Total current assets	210,708	63,778
Property, equipment and software, net	25,794	10,939
Other assets	1,006	472
Total assets	$237,508	$75,189

Liabilities and Stockholder's Equity
Current Liabilities:
Accounts payable	$39,910	$17,482
Accrued and other current liabilities	21,584	6,186
Deferred revenue	918	187
Current portion of capital leases	203	—
Current portion of debt	7,243	1,988
Total current liabilities	69,858	25,843
Long-term debt - Less current portion	19,568	4,978
Capital leases - Less current portion	412	—
Deferred rent - Less current portion	3,909	430
Deferred tax liabilities	207	334
Convertible preferred stock warrant liability	—	2,741
Other liabilities	387	—
Total liabilities	94,341	34,326

Stockholders' Equity:
Convertible preferred stock, Series A	—	9,788
Convertible preferred stock, Series B	—	9,935
Convertible preferred stock, Series C	—	6,501
Convertible preferred stock, Series C-1	—	34,393
Common stock	33	8
Additional paid-in capital	187,624	3,865
Accumulated other comprehensive loss	(15)	(84)
Accumulated deficit	(44,475)	(23,543)
Total stockholders' equity	143,167	40,863
Total liabilities and stockholders' equity	$237,508	$75,189

Rocket Fuel Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except loss per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenue	$85,566	$40,095	$240,605	$106,589
Cost of revenue (1)	43,991	23,023	125,520	60,011
Gross Profit	41,575	17,072	115,085	46,578

Operating expenses:
Research and development (1)	7,127	2,272	17,714	4,876
Sales and marketing (1)	27,052	15,176	83,345	41,069
General and administrative (1)	9,037	4,158	28,708	8,403
Total operating expenses	43,216	21,606	129,767	54,348
Loss from operations	(1,641)	(4,534)	(14,682)	(7,770)
Other expense, net:
Interest expense	(313)	(83)	(917)	(316)
Other income (expense)—net	(95)	(22)	(308)	135
Change in fair value of convertible preferred stock warrant liability	—	(1,215)	(4,740)	(2,308)
Other expense, net	(408)	(1,320)	(5,965)	(2,489)
Loss before income taxes	(2,049)	(5,854)	(20,647)	(10,259)
Provision for income taxes	(112)	(17)	(285)	(84)
Net loss	$(2,161)	$(5,871)	$(20,932)	$(10,343)

Basic and diluted net loss per share attributable to common stockholders	$(0.07)	$(0.72)	$(1.38)	$(1.29)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	32,472	8,181	15,177	8,024

(1)	Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Cost of revenue	$260	$17	$471	$37
Research and development	1,043	623	2,308	734
Sales and marketing	2,010	904	4,482	1,100
General and administrative	1,276	1,250	3,581	1,450
	$4,589	$2,794	$10,842	$3,321

Rocket Fuel Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31,
	2013	2012
	(unaudited)
OPERATING ACTIVITIES:
Net loss	$(20,932)	$(10,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,854	3,600
Provision for doubtful accounts	569	285
Stock-based compensation	10,921	3,288
Issuance of restricted stock	—	33
Amortization of debt discount	7	8
Loss on disposal of property, equipment and software	441	63
Change in fair value of preferred stock warrant liability	4,740	2,308
Changes in operating assets and liabilities:
Accounts receivable	(43,803)	(31,129)
Prepaid expenses	(1,195)	(624)
Other current assets	(3,571)	(127)
Other assets	(416)	(389)
Accounts payable	21,009	9,612
Accrued and other liabilities	14,317	4,066
Deferred rent	3,189	359
Deferred revenue	732	187
Net cash used in operating activities	(6,138)	(18,803)
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(14,294)	(4,089)
Capitalized internal use software development costs	(5,592)	(4,674)
Net cash used in investing activities	(19,886)	(8,763)
FINANCING ACTIVITIES:
Proceeds from the issuance of convertible preferred stock / warrants	107,880	—
Issuance costs related to convertible preferred stock	(4,268)	—
Proceeds from initial public offerings	—	34,500
Issuance costs related to public offerings	97	—
Proceeds from exercise of vested common stock options	—	(107)
Proceeds from early exercise of unvested common stock options	243	54
Repurchases of common stock options early exercised	1,070	460
Payments for deferred offering costs	(10)	(2)
Borrowings from line of credit or revolving credit facility, net of debt issuance costs	16,893	4,000
Repayment of line of credit or revolving credit facility	(11,853)	(6,000)
Proceeds from issuance of long-term debt, net of debt issuance costs	29,911	5,000
Repayment of long-term debt	(15,114)	(421)
Net cash provided by financing activities	124,849	37,484

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND EQUIVALENTS	152	(93)
CHANGE IN CASH AND CASH EQUIVALENTS	98,977	9,825
CASH AND CASH EQUIVALENTS—Beginning of period	14,896	5,071
CASH AND CASH EQUIVALENTS—End of period	$113,873	$14,896

Rocket Fuel Inc.
KEY METRICS
(In thousands, except number of active customers)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenue	$85,566	$40,095	$240,605	$106,589
Revenue less media cost (non-GAAP)	$49,641	$20,045	$136,968	$55,920
Adjusted EBITDA income/(loss) (non-GAAP)	$5,260	$(1,325)	$319	$(2,981)
Number of active customers	1,224	536	1,224	536

Rocket Fuel Inc.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Net loss	$(2,161)	$(5,871)	$(20,932)	$(10,343)
Adjustments:
Interest expense, net	313	83	917	316
Provision for income taxes	112	17	285	84
Depreciation and amortization expense (excludes amortization of internal use software)	2,407	437	4,467	1,333
Stock-based compensation expense	4,589	2,794	10,842	3,321
Change in fair value of convertible preferred stock warrant liability	—	1,215	4,740	2,308
Total adjustments	7,421	4,546	21,251	7,362
Adjusted EBITDA income/(loss)	$5,260	$(1,325)	$319	$(2,981)

Rocket Fuel Inc.
RECONCILIATION OF REVENUE TO REVENUE LESS MEDIA COSTS
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenue	$85,566	$40,095	$240,605	$106,589
Less media cost	35,925	20,050	103,637	50,669
Revenue less media cost	$49,641	$20,045	$136,968	$55,920

Rocket Fuel Inc.
RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME/(LOSS)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Net loss	$(2,161)	$(5,871)	$(20,932)	$(10,343)
Stock-based compensation expense	4,589	2,794	10,842	3,321
Change in fair value of convertible preferred stock warrant liability	—	1,215	4,740	2,308
Tax impact of the above items	—	—	—	—
Adjusted net income/(loss)	$2,428	$(1,862)	$(5,350)	$(4,714)

Adjusted diluted net income/(loss) per share	$0.06	$(0.23)	$(0.35)	$(0.59)

Weighted average shares used in computing adjusted diluted net income/(loss) per share	40,638	8,181	15,177	8,024